Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor inquiries:

R. Kirk Morgan

Actua

610.727.6900

IR@actua.com

Actua Announces Liquidating Distribution

Company will distribute $0.04 per share to stockholders

Wayne, PA – (September 1, 2021) – Actua Corporation announced today that it will make a liquidating distribution of $0.04 per share to its stockholders of record as of September 7, 2021; payment of the liquidating distribution will be made on September 10, 2021. The aggregate distribution of approximately $1.3 million is being made in light of the recent receipt of cash related to an income tax refund and settlement of wind-down liabilities for less than originally estimated.

Actua intends to make one or more additional liquidating distributions to its stockholders, if and when cash becomes available for distribution, however, Actua cannot predict with certainty whether any additional liquidating distributions will be made.

Information regarding any future stockholder distributions will be publicly disclosed through Current Reports on Form 8-K and company press releases.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the valuation of our remaining non-cash assets by analysts, investors and other market participants, the effect of economic conditions generally, developments in the markets in which our remaining minority-held businesses operate, the impact of any potential acquisitions, dispositions or other strategic transactions (including in connection with the negotiation, execution and consummation thereof), our ability to manage capital resources effectively, our ability to monetize our remaining minority investments and otherwise execute on our plan of dissolution, and other risks and uncertainties detailed in Actua’s filings with the SEC. These and other factors may cause actual results to differ materially from those projected.

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